UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-1404923
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3120 S. Durango Drive, Suite 305, Las Vegas, Nevada	89117
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [x]

Securities Act registration statement file number to which this form relates: 333-167277 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, without par value

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission under File No. 333-168698 on August 10, 2010.

Item 2. Exhibits.

The following exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description
3.1(1)	Articles of Incorporation
3.2(1)	Bylaws
10.1(1)	Share Purchase Agreement dated March 24, 2010 between Benjamin Cherniak and Online Disruptive Technologies, Inc.
10.2(1)	Subscription Agreement between our company and Robbie Manis
10.3(1)	Subscription Agreement between our company and Brian Hough
10.4(1)	Subscription Agreement between our company and Peter Hough
21.1	Subsidiary of Online Disruptive Technologies, Inc.: Relationshipscoreboard.com Entertainment, Inc., a Nevada corporation

(1) Incorporated by reference from our Registration Statement on Form S-1 filed on August 10, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

/s/ Benjamin Cherniak
By: Benjamin Cherniak
President and Director
(Principal Executive Officer, Principal Financial Officer,
and Principal Accounting Officer)
Dated: May 9, 2011